Exhibit 99.1

ARMANDO C. IBARRA

Certified Public Accountants

A Professional Corporation

July 28, 2006

United States Securities and Exchange Commission

Division of Corporation Finance

450 Fifth Street, N.W.

Washington, D.C. 20549

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated June 9, 2006, of Direct Equity International, Inc., (formerly Triad Industries, Inc.), and are in agreement with the statements which state that there were no disagreements between the Registrant and our firm on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Our audit report for the fiscal year ended December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles.

We have no basis to agree or disagree with other statements of the Registrant contained therein. If you have any questions or need additional informational, please call me at (619) 422-1348.

Sincerely,

/s/    Armando C. Ibarra

Armando C. Ibarra, CPA